Exhibit 10.1

April 26, 2019

Mr. Bill McLaughlin, CFO

Fuse Medical, Inc.

1565 N Central Expy Ste. 200

Richardson, TX

Re:

Fuse Medical, Inc. Loan Agreement amended and restated as-of 12/31/2017, associated with note in the original principal amount of $5,000,000 (the “Note”) due and unpaid to ZB, N.A. dba Amegy Bank (the “Bank”) and First amendment to amended and restated business loan agreement dated 9/21/18.

Dear Mr. McLaughlin,

Fuse Medical, Inc. is in default of the above-referenced indebtedness pursuant to the terms of the Note and other documents evidencing, securing or pertaining to the indebtedness. The default arose from noncompliance with the Minimum EBITDA of $100,000 for the period ending 03/31/19. This violation constitutes an Event of Default (as defined in the Loan Agreement) under the Loan Agreement (the “Default”).

Amegy waives the 1Q default subject to the borrower and bank proceeding in good faith to execute an amendment to the credit agreement reflecting the terms on such addendum, with execution not later than 5/15/19.

This letter does not constitute a waiver of any default or Event of Default under the Loan Agreement except for the Default(s) described in the preceding paragraphs, or an agreement to waive any future defaults or Events of Default under the Loan Agreement, and no such inference, assumption, or course of dealing shall be created hereby. The Bank expressly reserves any and all rights and remedies under the Notes, the Loan Agreement, and all other documents executed in connection therewith, at law and in equity.

Sincerely,

/s/ Olga Santiago

Olga Santiago

Zions Bancorporation, N.A., dba Amegy Bank

Addendum

Modification Terms:

1.	Reduce revolving line of credit from $4 million to $3.5 million.

2.	Credit cards exposure reduced from $700,000 to $500,000.

3.	Borrowing base inventory component reduced from 50% to 30%.

4.

Loan Sweeps will be cancelled. Payments will be made manually by CPM and loan advances will be processed by the lender. CPM will present a signed Borrowing Base Certificate with AR & Inventory values no more than 10 days prior to date of requested advance.

5.	Financial Covenants:

◾	Min. EBITDA $100,000 for 2Q1; and

◾	Min. EBITDA $500,000 for 3Q19

Signatures attest each signer will complete the amendment by 5/15/19 with the above-mentioned terms:

/s/ Olga Santiago

Olga Santiago

Zions Bancorporation, N.A. dba Amegy Bank

/s/ Bill McLaughlin

Bill McLaughlin

Fuse Medical, Inc.